Exhibit (a)(1)(iii)

OFFER TO PURCHASE FOR CASH
UP TO 20,000,000 ORDINARY SHARES
OF
YATRA ONLINE, INC.
AT
A PURCHASE PRICE OF $1.10 PER SHARE
BY
MAGNA HOLDINGS LTD.

August 19, 2026

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by Magna Holdings Ltd., a private company limited by shares (the “Purchaser”), to act as the information agent (the “Information Agent”) in connection with its offer to purchase up to a maximum of 20,000,000 ordinary shares, par value $0.0001 per share (the “Shares”), of Yatra Online, Inc., a Cayman Islands exempted company (the “Company”), at $1.10 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated August 19, 2026, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”).

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	Offer to Purchase, dated August 19, 2026;
2.	Letter of Transmittal (for informational purposes only);
3.	A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;
4.	Indian Tax Declaration Form, which should be completed and returned, together with any required supporting documentation, to assist in the determination of any applicable Indian withholding tax; and
5.	Guidelines for Certification of Taxpayer Identification Number on IRS Form W-9 providing information relating to backup federal income tax withholding.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON SEPTEMBER 17, 2026, UNLESS THE OFFER IS EXTENDED.

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The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent (as defined in the Offer to Purchase) and the Depositary as described in Section 16 of the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their customers as well as the beneficial owners of Shares held by such parties as a nominee or in a fiduciary capacity.

The Purchaser will pay, or cause to be paid, all stock transfer taxes, if any, applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in the Offer to Purchase and Instruction 6 in the Letter of Transmittal.

No broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Purchaser, the Information Agent, or the Depositary for purposes of the tender offer.

For Shares to be tendered properly under the tender offer, the share certificates (or confirmation of receipt of such Shares under the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an agent’s message in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal including the India Tax Declaration Form (along with the requisite supporting documents), must be received before the Expiration Time (as defined in the Offer to Purchase) by the Depositary at its address set forth on the back cover page of the Offer to Purchase. A scanned copy of the India Tax Declaration Form (along with the requisite supporting documents) must also be sent by electronic mail to magnatax@vishishta.co.in and taxdeclaration@mackenziepartners.com. The telephone number to confirm the Information Agent’s receipt of tax forms is +1 (212) 929-5500 or, toll-free in the US and Canada, +1 (800) 322-2885.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

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Very truly yours,

MacKenzie Partners, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE PURCHASER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.